UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 17, 2014, members of management of Regency Energy Partners LP (NYSE: RGP) (“RGP”) are scheduled to make presentations at a conference for analysts being held in Dallas, Texas. In the presentations, which are scheduled to begin at 1:30 p.m. (central time), management anticipates providing an update on activities regarding each of RGP’s business segments, an overview of RGP’s financial and operating results and its current liquidity position. In conjunction with the conference, RGP management will meet with analysts to discuss the information presented. The materials to be utilized in the presentations are furnished as Exhibit 99.1 hereto and are incorporated herein by reference.

Prior to the presentations, interested parties will be able to view the prepared materials to be presented by visiting our web site at: www.regencyenergy.com under “Investor Relations - Presentations”. RGP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and the investor presentation attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not used.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit Number	Description

Exhibit 99.1	Regency Energy Partners LP Presentation dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

	By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

November 17, 2014